Exhibit 99.1

Silver Spring Networks Announces Catriona Fallon as Chief Financial Officer

San Jose, CA – March 27, 2017 – Silver Spring Networks, Inc. (NYSE: SSNI) today announced that Catriona Fallon has joined the company as Chief Financial Officer (CFO), effective March 27. With more than 20 years of leadership experience in finance, investor relations and corporate strategy and development, Fallon joins Silver Spring from Marin Software, where she was Executive Vice President and CFO.

Prior to Marin Software, Fallon held strategic financial roles for Cognizant and Hewlett-Packard Company. Previously, Fallon was a research analyst for Citigroup Investment Research and Piper Jaffray & Company, where she covered enterprise software, media, advertising and publishing companies. She received a M.B.A. from Harvard Business School and a Bachelor’s degree from UCLA.

“With a strong roster of existing customers and key growth initiatives underway that will help position the company in its core smart energy market, its further expansion into smart cities and other new IoT verticals, it is truly an exciting time to join Silver Spring Networks,” said Catriona Fallon, Chief Financial Officer, Silver Spring Networks. “I look forward to working with Mike and the team on these strategic growth initiatives aimed at securely and reliably connecting devices that matter.”

“We are thrilled to welcome Catriona to the Silver Spring Networks management team. As we look to accelerate our company’s growth, adding someone with such a strategic background, as well as a deep knowledge of finance, is a great addition to our team,” said Mike Bell, President and CEO, Silver Spring Networks. “I’d also like to express my sincerest gratitude to Ken Gianella for his significant contributions to Silver Spring as interim CFO.”

Fallon succeeds Ken Gianella, who has served as Silver Spring’s interim CFO over the past nine months. Gianella will remain at Silver Spring and be a member of Fallon’s leadership team in the role of Senior Vice President, Finance and Treasurer.

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About Silver Spring Networks

Silver Spring Networks enables the Internet of Important Things™ by reliably and securely connecting things that matter. Cities, utilities, and companies on five continents use the company’s cost-effective, high-performance IoT network and data platform to operate more efficiently, get greener, and enable innovative services that can improve the lives of millions of people. With more than 25.5 million devices delivered, Silver Spring provides a proven standards-based platform safeguarded with military grade security. Silver Spring Networks’ customers include Baltimore Gas & Electric, CitiPower & Powercor, ComEd, Consolidated Edison, CPS Energy, Florida Power & Light, Pacific Gas & Electric, Pepco Holdings, and Singapore Power. Silver Spring has also deployed networks in Smart Cities including Copenhagen, Glasgow, Paris, Providence, and Stockholm. To learn more, visit www.ssni.com/

Contacts

Mark McKechnie

Investor Relations

Silver Spring Networks

669-770-4664

mmckechnie@ssni.com

Amy Nunnemacher

Global Communications

Silver Spring Networks

669-770-4183

pr@ssni.com

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Forward-Looking Statements

This press release contains forward-looking statements about Silver Spring Networks’ expectations, plans, intentions, and strategies, including, but not limited to statements regarding Silver Spring’s strategy, growth potential, and expansion into existing markets and new verticals. Statements including words such as “anticipate”, “believe”, “estimate”, “expect” or “future” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Silver Spring Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Silver Spring Networks as of the date hereof. Silver Spring Networks assumes no obligation to update these forward-looking statements.